Exhibit 99.1



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  FORM 11-K


                Annual Report Pursuant to Section 15(d) of the
                       Securities Exchange Act of 1934


|X| Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the year ended December 31, 1998

                                      or

|_|   Transition report pursuant to Section 15(d) of the Securities Exchange
      Act of 1934 - for the transition period from       to

                         Commission file number 1-640


      A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                             NL INDUSTRIES, INC.
                      16825 Northchase Drive, Suite 1200
                          Houston, Texas 77060-2544

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                                    INDEX



                                                                    Page

Signature Page                                                        2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                          F-1 to F-19

Exhibit I - Consent of Independent Accountants

                                   SIGNATURE


      Pursuant  to  the   requirements  of  the  Securities  Act  of  1934,  the
Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                              NL INDUSTRIES, INC.
                              RETIREMENT SAVINGS PLAN

                        By:   NL INDUSTRIES, INC.
                              PENSION AND EMPLOYEE
                              BENEFITS COMMITTEE,
                              Administrator of
                              NL Industries, Inc.
                              Retirement Savings Plan


                        By:   /s/ Robert D. Hardy
                              ------------------------
                              Robert D. Hardy
                              PEBCO Committee Chairman


June 4, 1999

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN



      FINANCIAL STATEMENTS, FUND INFORMATION AND SUPPLEMENTAL SCHEDULES
                    WITH REPORT OF INDEPENDENT ACCOUNTANTS

                              December 31, 1998

                              NL INDUSTRIES INC.
                           RETIREMENT SAVINGS PLAN


                                     INDEX



                                                                      Page

Report of Independent Accountants                                      F-2

Financial Statements:

 Statements of Net Assets Available for Benefits with
  Fund Information - December 31, 1997 and 1998                    F-3 to F-6

 Statements of Changes in Net Assets Available for
  Benefits with Fund Information - Years ended
  December 31, 1997 and 1998                                       F-7 to F-10

 Notes to Financial Statements                                    F-11 to F-17

Supplemental Schedules:

 Item 27a - Schedule of Assets Held for Investment Purposes
  - December 31, 1998                                                 F-18

 Item 27d - Schedule of Reportable Transactions
  - Year ended December 31, 1998                                      F-19

All other schedules are omitted because they are not applicable or not required.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Pension and Employee Benefits Committee of
NL Industries, Inc.:

      In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan (the "Plan") at December 31, 1997 and 1998, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

      Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed on the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                    PricewaterhouseCoopers LLP
Houston, Texas
June 4, 1999

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

    STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                              December 31, 1997


                                                                        Fund Information
                                      ----------------------------------------------------------------------------------------------
                                                                      AIM                                                 ML Global
                                      MFS Emerging   Templeton    International  AIM Value   MFS Government   ML Equity   Allocation
                                      Growth Fund    World Fund    Equity Fund     Fund     Securities Fund  Index Trust  Fund, Inc.
                                      ------------   ----------   -------------  ---------  ---------------  ------------ ----------

Investments at fair value:
  Common stock ....................    $     --      $     --      $     --      $     --      $     --      $     --     $     --
  Other securities ................     1,752,287     1,709,815       358,685     2,339,828       412,430     1,471,539      581,012
Employer contributions receivable .       124,285        73,966        63,591       109,733        23,007        99,692       49,464
Cash ..............................          --            --            --            --            --            --           --
                                       ----------    ----------    ----------    ----------    ----------    ----------   ----------

  Net assets available for benefits    $1,876,572    $1,783,781    $  422,276    $2,449,561    $  435,437    $1,571,231   $  630,476
                                       ==========    ==========    ==========    ==========    ==========    ==========   ==========

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                        December 31, 1997 (Continued)


                                                    Fund Information (Continued)
                               --------------------------------------------------------------------
                               ML Federal   ML Capital      ML Basic       ML Retirement  ML Global
                               Securities     Fund,          Value        Preservation    Holdings,
                                  Trust        Inc.           Fund             Trust         Inc.
                               ----------   ----------     ----------      -------------  ---------

Investments at fair value:
  Common stock ...........     $   --       $     --       $     --       $      --       $   --
  Other securities .......      559,444      5,280,559      4,553,826      18,770,319      572,120
Employer contributions
 receivable ..............       44,877        226,750        233,642         425,833          431
Cash .....................         --             --             --              --           --
                               --------     ----------     ----------     -----------     --------
  Net assets available for
   benefits ..............     $604,321     $5,507,309     $4,787,468     $19,196,152     $572,551
                               ========     ==========     ==========     ===========     ========

                                  Fund Information (Continued)
                                      Common Stock Funds
                               -----------------------------------
                                              Dresser/      Cash
                                   NL         Tremont       Fund          Total
                               ----------     --------     -------     -----------

Investments at fair value:
  Common stock ...........     $2,922,905     $641,313     $  --       $ 3,564,218
  Other securities .......           --           --          --        38,361,864
Employer contributions
 receivable ..............        119,072         --          --         1,594,343
Cash .....................           --           --        67,673          67,673
                               ----------     --------     -------     -----------
  Net assets available for
   benefits ..............     $3,041,977     $641,313     $67,673     $43,588,098
                               ==========     ========     =======     ===========

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                              December 31, 1998


                                                                        Fund Information
                                      ----------------------------------------------------------------------------------------------
                                                                      AIM                                                 ML Global
                                      MFS Emerging   Templeton    International  AIM Value   MFS Government   ML Equity   Allocation
                                      Growth Fund    World Fund    Equity Fund     Fund     Securities Fund  Index Trust  Fund, Inc.
                                      ------------   ----------   -------------  ---------  ---------------  ------------ ----------

Investments at fair value:
  Common stock ....................     $     --       $   --       $   --       $     --       $   --       $   --       $   --
  Other securities ................      1,278,402      615,177      267,444      1,027,619      271,136      462,080      249,476
Employer contributions receivable .         45,031       24,465       19,677         59,013       12,399       36,780       18,763
                                        ----------     --------     --------     ----------     --------     --------     --------

  Net assets available for benefits     $1,323,433     $639,642     $287,121     $1,086,632     $283,535     $498,860     $268,239
                                        ==========     ========     ========     ==========     ========     ========     ========

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                        December 31, 1998 (Continued)


                                                    Fund Information (Continued)
                               --------------------------------------------------------------------
                               ML Federal   ML Capital      ML Basic       ML Retirement  ML Global
                               Securities     Fund,          Value        Preservation    Holdings,
                                  Trust        Inc.           Fund             Trust         Inc.
                               ----------   ----------     ----------      -------------  ---------

Investments at fair value:
  Common stock ...........     $   --       $     --       $     --       $      --       $   --
  Other securities .......      440,463      2,918,680      3,053,911      12,532,499      290,054
Employer contributions
 receivable ..............       29,425         71,740        136,427          99,793         --
                               --------     ----------     ----------     -----------     --------

  Net assets available for
   benefits ..............     $469,888     $2,990,420     $3,190,338     $12,632,292     $290,054
                               ========     ==========     ==========     ===========     ========

                               Fund Information (Continued)
                               ----------------------------
                                   Common Stock Funds
                               ----------------------------
                                               Halliburton/
                                   NL            Tremont         Total
                               ----------      ------------   -----------

Investments at fair value:
  Common stock ...........      $1,984,132      $363,730      $ 2,347,862
  Other securities .......            --            --         23,406,941
Employer contributions
 receivable ..............          45,019          --            598,532
                                ----------      --------      -----------

  Net assets available for
   benefits ..............      $2,029,151      $363,730      $26,353,335
                                ==========      ========      ===========



                See accompanying notes to financial statements.
                                    F-6

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                         Year ended December 31, 1997


                                                                        Fund Information
                                      ----------------------------------------------------------------------------------------------
                                                                      AIM                                                 ML Global
                                      MFS Emerging   Templeton    International  AIM Value   MFS Government   ML Equity   Allocation
                                      Growth Fund    World Fund    Equity Fund     Fund     Securities Fund  Index Trust  Fund, Inc.
                                      ------------   ----------   -------------  ---------  ---------------  ------------ ----------

Investment income:
  Dividend income:
    Dresser Industries ...........    $     --      $      --       $    --       $     --      $      --       $     --   $   --
    Other ........................        16,432        194,010          --          236,781         16,123           --     74,407
  Interest income ................          --             --            --             --             --             --       --
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

  Total investment income ........        16,432        194,010          --          236,781         16,123           --     74,407
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

Net appreciation (depreciation) in
 the fair value of investments ...       233,438        (31,852)       22,165         (8,813)         7,213        271,995  (20,570)
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

Contributions:
  Participants ...................       169,064         89,722        70,688         91,659         42,494        119,406   58,203
  Employer .......................       124,450         74,021        63,646        109,788         23,171         99,802   49,627
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

  Total contributions ............       293,514        163,743       134,334        201,447         65,665        219,208  107,830
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

  Total income and contributions .       543,384        325,901       156,499        429,415         89,001        491,203  161,667
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

Net interfund transfers ..........       260,066        974,423      (120,241)     1,296,437        132,763        740,130   27,597
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

  Distributions ..................        32,191         27,708        42,858         34,903         13,034         27,932   61,713
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

Net change in net assets available
 for benefits ....................       771,259      1,272,616        (6,600)     1,690,949        208,730      1,203,401  127,551

Net assets available for benefits:
  Beginning of year ..............     1,105,313        511,165       428,876        758,612        226,707        367,830  502,925
                                      ----------    -----------     ---------     ----------    -----------     ---------- --------

  End of year ....................    $1,876,572    $ 1,783,781     $ 422,276     $2,449,561    $   435,437     $1,571,231 $630,476
                                      ==========    ===========     =========     ==========    ===========     ========== ========


                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                   Year ended December 31, 1997 (Continued)


                                                               Fund Information (Continued)
                                      --------------------------------------------------------------------------
                                      ML Federal     ML Capital        ML Basic       ML Retirement    ML Global
                                      Securities       Fund,            Value        Preservation      Holdings,
                                         Trust          Inc.             Fund             Trust           Inc.
                                      ----------     ----------       ----------      -------------    ---------

Investment income:
  Dividend income:
    Dresser Industries ...........     $    --        $      --        $     --       $       --        $    --
    Other ........................        57,617          446,830         332,407             --           67,211
  Interest income ................          --               --              --          1,295,411           --
                                       ---------      -----------      ----------     ------------      ---------

  Total investment income ........        57,617          446,830         332,407        1,295,411         67,211
                                       ---------      -----------      ----------     ------------      ---------


Net appreciation
 (depreciation) in the
 fair value of investments .......        21,707          515,983         625,862             --          (28,063)
                                       ---------      -----------      ----------     ------------      ---------

Contributions:
  Participants ...................        45,653          191,718         191,096          321,954           --
  Employer .......................        45,039          229,886         236,587          426,045           --
                                       ---------      -----------      ----------     ------------      ---------

  Total contributions ............        90,692          421,604         427,683          747,999           --
                                       ---------      -----------      ----------     ------------      ---------

  Total income and
   contributions .................       170,016        1,384,417       1,385,952        2,043,410         39,148
                                       ---------      -----------      ----------     ------------      ---------

Net interfund transfers ..........      (215,293)        (216,751)        342,202       (3,048,845)       (64,341)
                                       ---------      -----------      ----------     ------------      ---------

  Distributions ..................        10,782          302,681         105,763        2,792,244          3,841
                                       ---------      -----------      ----------     ------------      ---------

Net change in net assets
 available for benefits ..........       (56,059)         864,985       1,622,391       (3,797,679)       (29,034)

Net assets available for benefits:
  Beginning of year ..............       660,380        4,642,324       3,165,077       22,993,831        601,585
                                       ---------      -----------      ----------     ------------      ---------

  End of year ....................     $ 604,321      $ 5,507,309      $4,787,468     $ 19,196,152      $ 572,551
                                       =========      ===========      ==========     ============      =========

                                       Fund Information (Continued)
                                           Common Stock Funds
                                   ------------------------------------
                                                   Dresser/      Cash
                                        NL         Tremont       Fund          Total
                                   -----------     --------     -------     -----------

Investment income:
  Dividend income:
    Dresser Industries ...........   $      --      $   8,817    $  --     $     8,817
    Other ........................          --           --        3,213     1,445,031
  Interest income ................          --           --         --       1,295,411
                                     -----------    ---------    -------   -----------

  Total investment income ........          --          8,817      3,213     2,749,259
                                     -----------    ---------    -------   -----------


Net appreciation
 (depreciation) in the
 fair value of investments .......       626,051      176,448       --       2,411,564
                                     -----------    ---------    -------   -----------

Contributions:
  Participants ...................        91,379         --         --       1,483,036
  Employer .......................       119,073         --         --       1,601,135
                                     -----------    ---------    -------   -----------

  Total contributions ............       210,452         --         --       3,084,171
                                     -----------    ---------    -------   -----------

  Total income and
   contributions .................       836,503      185,265      3,213     8,244,994
                                     -----------    ---------    -------   -----------

Net interfund transfers ..........      (164,438)      (2,561)    58,852          --
                                     -----------    ---------    -------   -----------

  Distributions ..................        65,308       32,776       --       3,553,734
                                     -----------    ---------    -------   -----------

Net change in net assets
 available for benefits ..........       606,757      149,928     62,065     4,691,260

Net assets available for benefits:
  Beginning of year ..............     2,435,220      491,385      5,608    38,896,838
                                     -----------    ---------    -------   -----------

  End of year ....................   $ 3,041,977    $ 641,313    $67,673   $43,588,098
                                     ===========    =========    =======   ===========


                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                         Year ended December 31, 1998



                                                                        Fund Information
                                      ----------------------------------------------------------------------------------------------
                                                                      AIM                                                 ML Global
                                      MFS Emerging   Templeton    International  AIM Value   MFS Government   ML Equity   Allocation
                                      Growth Fund    World Fund    Equity Fund     Fund     Securities Fund  Index Trust  Fund, Inc.
                                      ------------   ----------   -------------  ---------  ---------------  ------------ ----------

Investment income:
  Dividend income:
    NL Industries, Inc. ..........   $      --      $      --      $    --      $      --      $    --      $      --     $    --
    Halliburton Company ..........          --             --           --             --           --             --          --
    Dresser Industries ...........          --             --           --             --           --             --          --
    Tremont Corporation ..........          --             --           --             --           --             --          --
    Other ........................        11,692        132,397        5,780         62,572       21,304           --        28,954
  Interest income ................          --             --           --             --           --             --          --
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

  Total investment income ........        11,692        132,397        5,780         62,572       21,304           --        28,954
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

Net appreciation (depreciation) in
 the fair value of investments ...       354,126        (85,801)      46,443        420,196        7,294        333,231     (11,565)
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

Contributions:
  Participants ...................        65,968         29,445       40,487         78,531       13,359         38,208      22,453
  Employer .......................        45,032         24,465       19,677         59,013       12,398         36,780      18,762
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

  Total contributions ............       111,000         53,910       60,164        137,544       25,757         74,988      41,215
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

  Total income and contributions .       476,818        100,506      112,387        620,312       54,355        408,219      58,604
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

Net interfund transfers ..........       (59,634)      (957,929)     (34,577)    (1,125,860)     (64,127)      (142,787)   (173,518)
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

  Distributions ..................        46,915          8,701       29,944        129,760        3,206         46,079      21,963
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

Net change in net assets available
 for benefits ....................       370,269       (866,124)      47,866       (635,308)     (12,978)       219,353    (136,877)

Assets transferred to
 another plan ....................      (923,408)      (278,015)    (183,021)      (727,621)    (138,924)    (1,291,724)   (225,360)

Net assets available for benefits:
  Beginning of year ..............     1,876,572      1,783,781      422,276      2,449,561      435,437      1,571,231     630,476
                                     -----------    -----------    ---------    -----------    ---------    -----------   ---------

  End of year ....................   $ 1,323,433    $   639,642    $ 287,121    $ 1,086,632    $ 283,535    $   498,860   $ 268,239
                                     ===========    ===========    =========    ===========    =========    ===========   =========

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                   Year ended December 31, 1998 (Continued)


                                                             Fund Information (Continued)
                                    ---------------------------------------------------------------------
                                    ML Federal     ML Capital      ML Basic     ML Retirement   ML Global
                                    Securities       Fund,          Value       Preservation    Holdings,
                                      Trust          Inc.           Fund            Trust         Inc.
                                    ----------    -----------    ----------     -------------  ----------

Investment income:
  Dividend income:
    NL Industries, Inc. ..........   $    --      $      --      $      --      $       --      $    --
    Halliburton Company ..........        --             --             --              --           --
    Dresser Industries ...........        --             --             --              --           --
    Tremont Corporation ..........        --             --             --              --           --
    Other ........................      29,733        176,522        229,209            --         41,011
  Interest income ................        --             --             --         1,002,946         --
                                     ---------    -----------    -----------    ------------    ---------

  Total investment income ........      29,733        176,522        229,209       1,002,946       41,011
                                     ---------    -----------    -----------    ------------    ---------

Net appreciation
 (depreciation) in the
 fair value of investments .......       1,923        188,576        316,966            --         45,144
                                     ---------    -----------    -----------    ------------    ---------

Contributions:
  Participants ...................      25,955         87,075        133,404         100,027         --
  Employer .......................      29,422         71,739        136,427          99,794         --
                                     ---------    -----------    -----------    ------------    ---------

  Total contributions ............      55,377        158,814        269,831         199,821         --
                                     ---------    -----------    -----------    ------------    ---------

  Total income and
   contributions .................      87,033        523,912        816,006       1,202,767       86,155
                                     ---------    -----------    -----------    ------------    ---------

Net interfund transfers ..........     (47,098)      (401,387)       341,380       4,321,992     (148,928)
                                     ---------    -----------    -----------    ------------    ---------

  Distributions ..................       7,325        343,832        234,611       3,836,816       46,539
                                     ---------    -----------    -----------    ------------    ---------

Net change in net assets
 available for benefits ..........      32,610       (221,307)       922,775       1,687,943     (109,312)

Assets transferred to
 another plan ....................    (167,043)    (2,295,582)    (2,519,905)     (8,251,803)    (173,185)

Net assets available for benefits:
  Beginning of year ..............     604,321      5,507,309      4,787,468      19,196,152      572,551
                                     ---------    -----------    -----------    ------------    ---------

  End of year ....................   $ 469,888    $ 2,990,420    $ 3,190,338    $ 12,632,292    $ 290,054
                                     =========    ===========    ===========    ============    =========

                                         Fund Information (Continued)
                                             Common Stock Funds
                                     ------------------------------------
                                                   Halliburton/    Cash
                                          NL         Tremont       Fund          Total
                                     -----------   ------------   -------     -----------

Investment income:
  Dividend income:
    NL Industries, Inc. ..........   $    13,803    $    --      $   --      $     13,803
    Halliburton Company ..........          --          1,239        --             1,239
    Dresser Industries ...........          --          6,057        --             6,057
    Tremont Corporation ..........          --            453        --               453
    Other ........................          --           --          --           739,174
  Interest income ................          --           --        (8,895)        994,051
                                     -----------    ---------    --------    ------------

  Total investment income ........        13,803        7,749      (8,895)      1,754,777
                                     -----------    ---------    --------    ------------

Net appreciation
 (depreciation) in the
 fair value of investments .......       672,669     (146,054)       --         2,143,148
                                     -----------    ---------    --------    ------------

Contributions:
  Participants ...................        74,125         --       (44,594)        664,443
  Employer .......................        45,020         --         1,370         599,899
                                     -----------    ---------    --------    ------------

  Total contributions ............       119,145         --       (43,224)      1,264,342
                                     -----------    ---------    --------    ------------

  Total income and
   contributions .................       805,617     (138,305)    (52,119)      5,162,267
                                     -----------    ---------    --------    ------------

Net interfund transfers ..........    (1,373,683)    (133,844)       --              --
                                     -----------    ---------    --------    ------------

  Distributions ..................        35,384        5,434      15,554       4,812,063
                                     -----------    ---------    --------    ------------

Net change in net assets
 available for benefits ..........      (603,450)    (277,583)    (67,673)        350,204

Assets transferred to
 another plan ....................      (409,376)        --          --       (17,584,967)

Net assets available for benefits:
  Beginning of year ..............     3,041,977      641,313      67,673      43,588,098
                                     -----------    ---------    --------    ------------

  End of year ....................   $ 2,029,151    $ 363,730    $   --      $ 26,353,335
                                     ===========    =========    ========    ============




                See accompanying notes to financial statements.
                                    F-10

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

      The financial  statements of the NL Industries,  Inc.  Retirement  Savings
Plan (the "Plan") have been prepared in accordance with generally accepted accounting principles. The following is a summary of the significant accounting policies followed by the Plan.

INVESTMENTS

      Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

      Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

CONTRIBUTIONS

      Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions, if any, are accrued at the end of each year and are received in the subsequent year.

INVESTMENT INCOME

      Income from investments is recorded as earned on an accrual basis. Dividend income is recorded at the ex-dividend date.

TERMINATION OF PLAN

      Although it has not expressed any intent to do so, NL Industries, Inc. has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

MANAGEMENT'S ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements, the changes in net assets available for benefits during the reporting period and, when applicable, the disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

NOTE 2 - PLAN DESCRIPTION:

      The Plan's principal objective is to provide eligible employees of NL Industries, Inc. and its U.S. subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 1998, there were 68 active participants (participants currently employed by the Company) and 635 total participants. Active participants may make basic contributions of between 0% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after-tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contribution of between 1% and 4% of their eligible compensation.

      The specialty chemical business of Rheox, Inc., a wholly-owned subsidiary of the Company, was sold to Elementis plc in January 1998 and $18 million of the Plan's assets were distributed to Elementis America Inc. Rheox Inc. Retirement Savings Plan.

      In accordance with the Tax Reform Act of 1986, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code ($10,000 annual maximum for 1998). Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

      The Company contributes a discretionary amount of matching contributions, determined annually, based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of the Company. The employer match applies only to the employee's basic contributions.

      On March 31, 1996, the defined benefit plan for salaried employees of NL Industries, Inc. was amended and the pension benefits frozen for the majority of the Company's U.S. employees. Effective April 1, 1996, every employee who is eligible to participate in the Plan will receive an annual contribution to their investment account of 3% of their eligible compensation, subject to IRS limitations on eligible compensation, which currently is $160,000. The Company will make this contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan. This contribution is in addition to the Company's discretionary matching contribution described above.

      Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan. A participant with less than three years of service is 0% vested in employer contributions, 50% vested following three years of service, 75% vested following four years of service and fully vested in all employer contributions following five years of service. Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Forfeitures were $4,068 in 1997 and $18,015 in 1998. Amounts forfeited are used in the following order: (i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and (iii) to reduce employer contributions.

      Merrill Lynch Trust Company ("Merrill Lynch" or "ML") serves as trustee for the Plan.

      Employees may elect to have their own contributions invested in one or more funds, whose investment objectives are as follows:


                                                                   Number of
                                                                participants at
                                                                  December 31,
                                                               -----------------
                                                               1997        1998
                                                               ----        ----

MFS EMERGING GROWTH FUND - CLASS A SHARES - managed with        121         62
the objective of providing long-term growth of capital by investing primarily in common stocks of small and medium-sized companies that are early in their life cycle but which have the potential to become major enterprises.

TEMPLETON WORLD FUND - CLASS I SHARES - managed with the         98         44
objective of seeking long-term capital growth by investing in securities of companies or governments located throughout the world. The fund's portfolio is invested in securities of both U.S. and foreign issuers.

AIM INTERNATIONAL EQUITY FUND - CLASS A SHARES - managed         73         37
with the objective of seeking long-term return of capital by investing in a diversified portfolio of international equity securities.

                                                                   Number of
                                                                participants at
                                                                  December 31,
                                                               -----------------
                                                               1997        1998
                                                               ----        ----

AIM VALUE FUND - CLASS A SHARES - managed with the              111         58
objective of achieving long-term growth of capital by investing primarily in equity securities judged to be undervalued relative to appraisals of the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity market generally. Income is a secondary objective.

MFS GOVERNMENT SECURITIES FUND - CLASS A SHARES - managed        49         27
with the objective of providing current income and preservation of principal by investing in Government
Securities and by investing in obligations that are fully collateralized or otherwise fully secured by Government
Securities.

MERRILL LYNCH EQUITY INDEX TRUST - managed with the              87         46
objective of approximating the total return of the Standard & Poor's 500 Composite Stock Index. This index is a means to measure the performance of a broad base of large U.S. corporations.

MERRILL LYNCH GLOBAL ALLOCATION FUND, INC. - CLASS A             78         38
SHARES - managed with the objective of seeking a high
total  investment   return,   consistent  with  the  prudent
risk,   through  a fully-managed investment policy utilizing
United States and foreign equity, debt and money market securities the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends.

MERRILL LYNCH FEDERAL SECURITIES TRUST - CLASS D SHARES -        97         72
managed with the objective of seeking a high current return through investments in U.S. government and government agency securities.

MERRILL LYNCH CAPITAL FUND, INC. - CLASS A SHARES -             200         98
managed with the objective of seeking the highest total investment return consistent with prudent risk, investing in equity, debt and convertible securities.

MERRILL LYNCH BASIC VALUE FUND, INC. - CLASS A SHARES -         184         94
managed with the objective of seeking capital appreciation and, secondarily, income.

                                                                   Number of
                                                                participants at
                                                                  December 31,
                                                               -----------------
                                                               1997        1998
                                                               ----        ----

MERRILL LYNCH RETIREMENT PRESERVATION TRUST - managed           350        300
with the objective of providing preservation of capital, liquidity and current income through investments primarily in Guaranteed Investment Contracts.

NL STOCK FUND - invested in NL common stock.                    478        377


      In addition to the funds listed above, the Halliburton/Tremont Stock Fund holds investments in Halliburton for 44 participants and Tremont Corporation common stock for 35 participants. Investments in the Merrill Lynch Global Holdings Fund, with 22 participants, were frozen in 1996. Contributions or transfers into the Halliburton/Tremont Stock Fund and the Merrill Lynch Global Holdings Fund are no longer allowed.

      Prior to the investment in securities of a type consistent with the objectives of any fund, cash may be temporarily invested in securities with maturities of less than one year issued or guaranteed by the U.S. government or any agency or instrumentality thereof or deposited in a bank savings account.

      Interfund transfers may be made daily, except that only one transfer per participant per quarter may affect amounts in the NL Stock Fund. Only one transfer is permitted out of the Halliburton/Tremont Stock Fund which must be a transfer of the total value of the participant's account in that fund.

      Distributions to employees may occur during active service or upon termination and under prescribed circumstances. Distributions may be in the form of lump sums, installments, annuities, or combinations thereof, or distributions of employer securities.

      The Company bears the responsibility of all administrative expenses of the Plan.

NOTE 3 - INVESTMENTS:

      The historical cost and fair value of each of the investments at December 31, 1997 and 1998 were as follows:


                                                           1997                             1998
                                              ------------------------------  -----------------------------
                                                Historical                     HISTORICAL
Fund description                                   cost        Fair value        COST         FAIR VALUE
----------------                              ------------    -----------     -----------     -----------

MFS Emerging Growth Fund - Class A Shares     $ 1,534,538     $ 1,752,287     $   970,670     $ 1,278,402

Templeton World Fund - Class I Shares ...       1,740,237       1,709,815         651,335         615,177

AIM International Equity Fund - Class A
 Shares .................................         332,296         358,685         238,380         267,444

AIM Value Fund - Class A Shares .........       2,314,305       2,339,828         856,310       1,027,619

MFS Government Securities Fund - Class A
 Shares .................................         400,192         412,430         259,186         271,136

Merrill Lynch Equity Index Trust ........       1,179,269       1,471,539         321,945         462,080

Merrill Lynch Global Allocation Fund,
 Inc. - Class A Shares ..................         605,829         581,012         287,551         249,476

Merrill Lynch Federal Securities Trust -
 Class D Shares .........................         552,463         559,444         435,316         440,463

Merrill Lynch Capital Fund, Inc. -
 Class A Shares .........................       4,381,559       5,280,559       2,490,537       2,918,680

Merrill Lynch Basic Value Fund, Inc. -
 Class A Shares .........................       3,490,890       4,553,826       2,396,955       3,053,911

Merrill Lynch Retirement Preservation
 Trust ..................................      18,770,319      18,770,319      12,532,499      12,532,499

Merrill Lynch Global Holdings, Inc. -
 Class A Shares .........................         555,820         572,120         274,766         290,054

NL Stock Fund ...........................       2,768,830       2,922,905       1,915,419       1,984,132

Halliburton/Tremont Stock Fund:
  Halliburton Common Stock ..............         130,237         510,016         111,251         292,779
  Tremont Common Stock ..................          20,693         131,297          18,061          70,951
                                              -----------     -----------     -----------     -----------

                                              $38,777,477     $41,926,082     $23,760,181     $25,754,803
                                              ===========     ===========     ===========     ===========

      At June 4, 1999, the market value of the shares of NL, Halliburton and Tremont stock held at December 31, 1998 was $1,599,599, $424,962 and $38,943,
respectively.

CONCENTRATION OF CREDIT RISK

      The Plan's assets are invested principally in common stock of NL, Halliburton and Tremont, and with investment funds managed by (i) Merrill Lynch,
ii) Massachusetts Financial Services ("MFS"), iii) AIM Advisors, Inc., and iv) Templeton Global Advisors Limited. At December 31, 1998, 77% of the Plan's investments were managed by Merrill Lynch.

NOTE 4 - RELATED PARTY TRANSACTIONS:

      The NL Stock Fund and the Halliburton/Tremont Stock Fund invest in the common stock of NL and Tremont, both of which entities are considered related parties. The activity of these securities for the years ended December 31, 1997 and 1998 was as follows:


                                                       Sales and
                                                      distributions,    Realized
                                          Purchases     at cost           gain
                                          ---------   --------------    --------

Year ended December 31, 1997:
  NL common stock ..................      $407,357      $  429,237      $ 70,581
  Tremont common stock .............          --             1,908         7,101

YEAR ENDED DECEMBER 31, 1998:
  NL COMMON STOCK ..................       302,532       1,155,944       758,178
  TREMONT COMMON STOCK .............           453           3,085        18,782

NOTE 5 - TAX STATUS:

      The Plan, as amended, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

      The Plan has received a favorable determination as of March 5, 1998, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code and is qualified for favorable tax treatment.

                            SUPPLEMENTAL SCHEDULES

                 NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

          ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              December 31, 1998

                    Employer Identification No. 13-5267260

                                 Plan No. 003


                                                         Cost       Fair value
                                                     -----------   -----------

   MFS Emerging Growth Fund - Class A Shares         $   970,670   $ 1,278,402

   Templeton World Fund - Class I Shares                 651,335       615,177

   AIM International Equity Fund - Class A Shares        238,380       267,444

   AIM Value Fund - Class A Shares                       856,310     1,027,619

   MFS Government Securities Fund - Class A Shares       259,186       271,136

*  Merrill Lynch Equity Index Trust                      321,945       462,080

*  Merrill Lynch Global Allocation Fund, Inc.-
    Class A Shares                                       287,551       249,476

*  Merrill Lynch Federal Securities Trust -
    Class D Shares                                       435,316       440,463

*  Merrill Lynch Capital Fund, Inc. -
    Class A shares                                     2,490,537     2,918,680

*  Merrill Lynch Basic Value Fund, Inc. -
    Class A shares                                     2,396,955     3,053,911

*  Merrill Lynch Retirement Preservation Trust        12,532,499    12,532,499

*  Merrill Lynch Global Holdings, Inc. -
    Class A shares                                       274,766       290,054


*  NL Stock Fund - Common Stock                        1,915,419     1,984,132

   Tremont/Halliburton Stock Fund -
    Common Stock:
*    Tremont Corporation                                  18,061        70,951
     Halliburton Company                                 111,251       292,779
                                                     -----------   -----------

                                                     $23,760,181   $25,754,803
                                                     ===========   ===========

Note: Cost is determined based on historical cost. Gains and losses on sales of investments are calculated based on average cost.

*  Investment in a "Party-in-interest" entity, as defined by ERISA.

                             NL INDUSTRIES, INC.
                           RETIREMENT SAVINGS PLAN
                 ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1998
                    Employer Identification No. 13-5267260
                                 Plan No. 003


                                                                                                  Fair value
                                                                                                  of asset on
                             Number of       Purchase         Selling           Cost of           transaction     Net gain
Description of Asset        Transactions      price            price             asset               date          (loss)
--------------------        ------------   ----------       -----------       -----------         ------------    --------

Merrill Lynch Retirement
 Preservation Trust:
  Purchases ..............       168       $7,031,489       $      --         $ 7,031,489       $ 7,031,489       $   --
  Sales ..................        99             --          13,223,361        13,223,361        13,223,361           --

Merrill Lynch Equity Index
 Trust:
  Purchases ..............        74        1,113,369              --           1,113,369         1,113,369           --
  Sales ..................        36             --           2,456,058         1,970,686         2,456,058        485,372

AIM Value Fund:
  Purchases ..............        71          629,078              --             629,078           629,078           --
  Sales ..................        36             --           2,361,483         2,087,073         2,361,483        274,410

Merrill Lynch Capital Fund
 Class A:
  Purchases ..............        56          987,802              --             987,802           987,802           --
  Sales ..................        56             --           3,471,845         2,814,879         3,471,845        656,966

Merrill Lynch Basic Value
 Fund Class A:
  Purchases ..............        77        1,484,877              --           1,484,877         1,484,877           --
  Sales ..................        50             --           3,227,446         2,514,930         3,227,446        712,516



                                                                     EXHIBIT I




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the:

  (i) Registration Statement No. 2-98713 on Form S-8 and related Prospectus with respect to the 1985 Long Term Performance Incentive Plan of NL Industries, Inc.;

  (ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the Savings Plan for Employees of NL Industries, Inc.;

  (iii) Registration Statement No. 33-48145 on Form S-8 and related Prospectus with respect to the 1992 Non-Employee Director Stock Option Plan of NL Industries, Inc.; and

  (iv) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan.

of our report which is dated June 4, 1999, on our audits of the statements of net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan as of December 31, 1997 and 1998 and the related statements of changes in net assets available for benefits for the years then ended, which report is included in this Annual Report on Form 11-K.







                                    PricewaterhouseCoopers LLP





Houston, Texas
June 28, 1999